Exhibit 10.2

THE STEAK N SHAKE COMPANY
2006 INCENTIVE BONUS PLAN

1. Purpose: The purpose of the 2006 Incentive Bonus Plan (the "Plan") is to promote the interests of the Company and its shareholders by providing additional cash compensation as incentives to certain key executives of the Company and its Subsidiaries and Affiliates who contribute materially to the success of the Company and such Subsidiaries and Affiliates.

2. Definitions: The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

(a) "Affiliate" shall mean any entity in which the Company has an ownership interest of at least 25%.

(b)	"Award" means the opportunity to earn cash compensation under this Plan, subject to the achievement of one or more Performance Goals and such other terms and conditions as the Committee may impose.

(c)   "Board" means the Board of Directors of the Steak n Shake Company.

(d)	"Cause" means a Participant’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

(e)  "Change in Control" means the happening of any of the following events:

(1) the acquisition by any Person or "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (A) the then-outstanding shares of Stock ("Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 2(e)(1), the following acquisitions shall not constitute a Change in Control:

(i)	any acquisition directly from the Company,

(ii)	any acquisition by the Company,

(iii)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or

(2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting form such Business Combination (including, without limitation, any entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f) "Code" means the Internal Revenue Code of 1986, as amended

(g) "Company" means the Steak n Shake Company, its Subsidiaries and Affiliates.

(h) "Job Loss" means a Termination of Employment resulting from a corporate restructuring or reorganization, job restructuring, reduction in force, outsourcing or replacement of jobs by technology.

(i) "Participant" means an employee of the Company who is an "executive officer" as defined in Rule 3b-7 promulgated under the Exchange Act who has been granted an Award.

(j) "Performance Goal" means any of the following measures as applied to the Company as a whole or to any Subsidiary, division or other unit of the Company; revenue; operating income; net income; basic or diluted earnings per share; return on revenue; return on assets; return on equity; return on total capital; or total shareholder return.

(k) "Performance Period" for an Award means the period of time for the measurement of the extent to which the applicable Performance Goals are attained.

(l) "Retirement" shall mean termination of the employment of an employee with the Company or a Subsidiary or Affiliate on terms that allow them to collect benefits under the Company’s 401k and Profit Sharing Plan.

(m) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(n) "Subsidiary" shall mean any corporation, which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

(o) "Termination of Employment" of a Participant means the termination of the Participant’s employment with the Company and the Subsidiaries.

3. Administration: The Plan shall be administered under the supervision of the Board, which may exercise its powers, to the extent herein provided, through the agency of its Compensation Committee or a subcommittee thereof (the "Committee"). The Committee shall consist of not less than two (2) members of the Board who meet the definition of "non-employee directors" under the provisions of Section 162(m) of the Code and the definition of "independent directors" under the provisions of the Exchange Act or the regulations or rules promulgated thereunder.
4. Eligibility; Maximum Awards: Awards may be granted to any Participant. The maximum amount of cash that may be payable with respect to any one Award shall be 175% of a Participant’s salary in the first year of the performance period.

5. Establishment of Awards:

(a) Basic Terms of Awards. In connection with the grant of each Award, the Committee shall, within the time period required to qualify for the Section 162(m) Exemption.

(1) determine the Performance Goal(s) and Performance Period applicable to such Award,

(2) establish the formula for determining the amounts payable based upon achievement of the applicable Performance Goal,

(3) determine the consequences for the Award of the Participant’s Termination of Employment for various reasons or the Participant’s demotion or promotion during the Performance Period,

(4) specify the consequences for the Award of the occurrence of a Change in Control during the Performance Period (if such consequences are to be different from those provided in Section 6 below), and

(5) establish such other terms and conditions for the Award as it may deem appropriate.

(b) Performance Goals may take the form of absolute goals or goals relative to the performance of one or more other companies comparable to the Company or of an index covering multiple companies. In establishing Performance Goals, the Committee may specify that there shall be excluded the effect of restructuring charges, discontinued operations, extraordinary items, cumulative effects of accounting changes, and other unusual or nonrecurring items, and asset impairment, in each case as those terms are defined under generally accepted accounting principles and provided in each case that such excluded items are objectively determinable by reference to the Company’s financial statements, notes to the Company’s financial statements and/or management’s discussion and analysis in the Company’s financial statements.

(c) A cash payment may be made to a Participant pursuant to an Award only upon the achievement of the applicable Performance Goal(s), except that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such Performance Goals will be waived in whole or in part upon the death or Disability of the Participant, in the event of a Change in Control, or such other event as the Committee may deem appropriate. Notwithstanding the foregoing, however, the Committee may not exercise any discretionary authority it may otherwise have under this Plan with respect to an Award, in any manner to waive the achievement of the applicable Performance Goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Award to cease to qualify for the Section 162(m) Exemption.

6. Change in Control: Unless otherwise determined by the Committee in connection with the grant of an Award, upon a Change in Control during the Performance Period for any Award, the Participant shall be entitled to receive, promptly following the Change in Control (and in any event within 30 days thereafter), a payment with respect thereto equal to (i) the amount that would be payable with respect to such Award, if the applicable Performance Goals for the Performance Period were achieved at the level achieved during the portion of the Performance Period that precedes the Change in Control times, (ii) a fraction, the numerator of which is the number of days in the portion of the Performance Period that precedes the Change in Control and the denominator of which is the total number of days in the Performance Period; provided, that the Participant shall forfeit his or right to receive such payment if he or she experiences a Termination of Employment for Cause before the payment is made. The amount paid with respect to any Award under this Section 6 shall offset the amount (if any) that becomes payable with respect thereto following completion of the Performance Period of the Award.

7. Non-Transferability: Awards granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution.

8. Withholding Taxes: The Company may withhold or cause to be withheld from any or all cash payments made under this Plan such amounts as are necessary to satisfy all federal, state and local withholding tax requirements related thereto.

9. Funding: Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

10. No Employment Rights: Neither the establishment of this Plan, nor the granting of any Award, shall be construed to (a) give any Participant the right to remain employed by the Company or to any benefits not specifically provided by this Plan, or (b) in any manner modify the right of the Company to modify, amend, or terminate any of its employee benefit plans.

11.  Nature of Payments: Any and all grants of Awards and payments of cash hereunder shall constitute special incentive payments to the Participant, other than payments pursuant to Awards with Performance Periods of one year or less, and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (a) any qualified, non-qualified or supplemental pension, retirement or profit-sharing plan of the Company, (b) any bonus, life insurance or other employee benefit plan of the Company, or (c) any agreement between the Company, and the Participant, on the other hand, except as such plan or agreement shall otherwise expressly provide.

Without limiting the generality of the foregoing, payments of cash hereunder may be deferred under any such plan if and to the extent such plan so provides.

12. Non-Uniform Determinations: The Committee’s determinations under this Plan need not be uniform, and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards (whether or not such individuals are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards, and (c) the treatment of Terminations of Employment.

13.	Miscellaneous:

(a) By accepting any benefits under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

(b) Any action taken or decision made by the Company, the Board, the Committee, or any other committee appointed by the Board arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participant.

(c) No member of the Board, the Committee, or any other committee appointed by the Board shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith. The fact that a member of the Board shall then be, shall theretofore have been or thereafter may be a Participant in the Plan shall not disqualify such person from voting at any time as a director with regard to any matter concerning the Awards, or in favor of or against any amendment or alteration of the Plan, provided that such amendment or alteration shall provide no benefit for directors as such and provided that such amendment or alteration shall be of general application.

(d) The Board, the Committee, or any other committee appointed by the Board may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon information or advice.

14. Amendment of Plan and Awards: The Board may from time to time in its discretion amend or modify this Plan or Awards without the approval of the shareholders of the Company; provided that except as provided in the next sentence, no such amendment shall adversely affect any previously-granted Award without the consent of the Participant. Notwithstanding the foregoing, the Board may from time to time amend Awards, without the consent of affected Participants, (i) to comply with applicable law, stock exchange rules or accounting rules, and (ii) to make changes that do not materially decrease the value of such Awards. In no event may any Award be amended in any manner that would cause it to cease to qualify for the Section 162(m) Exemption.

15. Term of the Plan: This Plan was approved by the Board of Directors of the Company on November 8, 2005 and will become effective on February 8, 2006, subject to the affirmative vote of the holders of a majority of the votes cast unless suspended or discontinued earlier by action of the Board of Directors. The Plan will expire on the last day of the Company’s Fiscal Year 2010. The expiration of the Plan, however, shall not affect the rights of the Participants under Awards theretofore granted to them, and all Awards shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

16. Controlling Law: The law of the State of Indiana, except its law with respect to choice of law, shall be controlling in all matters relative to this Plan.